Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Barbara Doyle Investor Relations contact 651-236-5023

NEWS	June 24, 2020

H.B. Fuller Reports Second Quarter Fiscal Year 2020 Results

Diluted EPS of $0.61; $0.68 adjusted diluted EPS

Adjusted EBITDA of $101 million exceeded guidance range

Debt paydown ahead of same quarter last year

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its second quarter ended May 30, 2020.

Items of Note for Second Quarter 2020

■

Strong operational performance with net income of $32 million and adjusted EBITDA of $101 million, which exceeded the company’s guidance, driven by solid organic sales results, benefits from restructuring efficiencies, and lower raw material costs.

■	Total organic revenues declined by 7% compared with last year, reflecting the company’s broadly diversified customer base and end markets.
■	7% organic growth in Hygiene, Health and Consumable Adhesives (HHC) revenues, driven by double-digit growth in adhesives for essential goods and packaging.
■	Greater China organic revenues increased approximately 1% versus the same period last year as a result of China’s ongoing recovery from COVID-19.
■	Year-to-date cash flow from operations increased by 40% versus the same period in 2019, driven by working capital reductions.
■	Debt paydown of $45 million in the quarter exceeded the amount repaid in the second quarter of last year.
■	The company remains on track to achieve $200 million debt repayment target for 2020.
■	During the quarter, the company increased its dividend payout for the 51st consecutive year.
■

Restructuring savings were $7 million in the quarter. The company has expanded its operational review and now anticipates total savings to be in the range of $55 to $65 million on an annual run-rate basis. The revised amount includes estimated additional savings of $20 to $30 million related to the company’s operations and supply chain project initiated this year. These additional savings are expected to begin in the fourth quarter of 2020, and be fully realized in 2022.

Summary of Second Quarter 2020 Results

Net revenue of $675 million decreased 11% compared with the second quarter of 2019. Foreign currency exchange rates and the sale of the surfactants, thickeners and dispersants business negatively impacted revenues by 4% on a combined basis. Organic revenue excluding these impacts was down 7% versus the same period last year. Hygiene, Health and Consumable Adhesives organic revenue increased 7% year over year, with double-digit growth in hygiene, packaging, and health and beauty. Engineering Adhesives and Construction Adhesives organic revenue declined 20% and 15% versus last year, respectively, in-line with the company’s planning assumptions for expected impacts related to the COVID-19 pandemic.

Gross profit margin was 27.4%. Adjusted gross profit margin of 27.7% was down 120 basis points versus last year. The decline was due to lower revenues and unfavorable product mix related to impacts from COVID-19, partially offset by favorable raw material costs. Selling, General and Administrative (SG&A) expense was $128 million. Adjusted SG&A expense of $125 million declined 10% compared with the same period last year, driven by cost savings realized from the company’s business realignment to three global business units and lower discretionary expenses in the quarter. Additionally, interest expense declined 20% driven by the company’s accelerated debt paydown and lower interest rates.

As a result of these factors, net income attributable to H.B. Fuller in the quarter was $32 million, or $0.61 per diluted share. Adjusted net income attributable to H.B. Fuller was $35 million, or $0.68 of adjusted EPS, down from $46 million, or $0.88 of adjusted EPS in the prior year. Adjusted EBITDA was $101 million in the quarter, compared with $121 million in the same period last year, and adjusted EBITDA margin was 14.9% versus 16% in the prior year.

“H.B. Fuller’s operating performance in the second quarter was strong as our worldwide team relentlessly focused on supporting customers in producing essential goods,” said Jim Owens, president and chief executive officer. “Throughout the quarter, we found new opportunities to grow our business while managing costs and working capital. Our business model of global collaboration with local execution and a culture of customer focus enabled us to meet customer needs faster than competitors and gain share. Our supply chain and sourcing teams were able to meet demand while reducing costs and our technical, sales and office staff around the globe embraced new ways of working to increase productivity while reducing expenses. All of this was accomplished without any employees becoming infected with COVID-19 at work in our 72 factories.”

Owens continued, “We realized significant growth in Hygiene, Health and Consumable Adhesives revenues by being the first and fastest to support customers during this crisis. Our restructuring into three global business units has resulted in productivity and efficiency gains that helped deliver EBITDA above our guidance range and enabled us to exceed last year’s debt paydown in the quarter while raising our dividend. During the quarter, we also scoped new operational initiatives which will generate $20 to $30 million in additional savings. Despite the challenging economic environment, we expect to continue delivering strong cash flow performance in 2020 by operating efficiently, reducing working capital needs and maintaining our debt paydown momentum, all while ensuring the health and safety of our workforce.”

Key Balance Sheet and Cash Flow Items

At the end of the second quarter of 2020, the company had cash on hand of $70 million and total debt equal to $1,928 million. This compares to cash and debt levels equal to $79 million and $1,973 million, respectively, at the end of the first quarter of 2020. For the six-month year-to-date period, cash flow from operations increased to $108 million from $77 million for the same period of 2019, driven by improved working capital management. Capital expenditures were $22 million versus $18 million in the second quarter of fiscal 2019, reflecting timing of capital projects and expenditures related to growth initiatives. The company estimates capital investment for the fiscal year totaling $75 to $85 million.

H.B. Fuller has more than adequate liquidity to meet any foreseeable needs, including a $400 million revolving credit facility with a feature that allows for an increase of the facility by $300 million dollars if needed. The company also has ample room under its debt covenants using significantly conservative outlook scenarios.

2020 Planning Assumptions

The extent of COVID-19’s impact on global economic factors and the pace of economic recovery as businesses reopen remains uncertain. The company is providing the following planning assumptions based on current economic projections, order patterns and assumptions for global commercial activity:

■	Estimated revenue in the third quarter anticipated to be down 5% to 10% year over year, and adjusted EBITDA anticipated to be approximately $95 million to $105 million.
■

Continued elevated demand for HHC goods, such as food and e-Commerce packaging, paper products, medical and personal protective equipment through the second half of the year, although at a slower rate than experienced in the second quarter as restocking of these products returns to more typical levels.

■

Lower year-over-year demand for durable products and building materials in industries such as new energy, transportation and construction. The company currently anticipates year-over-year comparisons for Engineering Adhesives and Construction Adhesives in the second half of the year will improve compared with second quarter results as industrial production and building construction starts to ramp up around the world.

■	Continued moderate declines in raw material costs in the second half of the year, driven by supply-demand dynamics for specialty chemicals and petrochemical feedstock costs.
■	Continued benefits from restructuring actions taken at the end of 2019.

The company remains committed to managing working capital and cash costs in order to reduce debt by $200 million in 2020. Contingency plans are available as necessary for adjustments in expenses, working capital and capital expense to achieve this target.

Company Update on COVID-19

Throughout the COVID-19 pandemic, H.B. Fuller’s factories have remained open and operational. By rapidly implementing health and safety protocols and business continuity plans around the world, the company has been able to successfully protect employees, reinforce its supply chains, and deliver products to customers.

The company also created new ways to collaborate and accelerate productivity during this period. Over the past few years, H.B. Fuller has made considerable investments in technology, analytics platforms and virtual collaboration tools. The company has leveraged these tools to facilitate decision-making, maintain high levels of customer service, pursue new customer relationships, and accelerate its sales cycle through virtual product trials.

“By quickly mobilizing resources upon the outbreak of COVID-19, we were able to mitigate the severity of its impact on our operating and financial results through the first half of the year,” said Owens. “At the same time, we have found new and creative ways of working with customers and colleagues around the globe that will extend beyond this crisis. Moving forward, we will continue to leverage electronic tools and new methods of interacting with customers to improve our speed and agility. We are using the critical lessons learned during this crisis to refine our planning so that we are well-prepared for growth opportunities and any potential headwinds as we progress toward a global recovery.”

Conference Call

The Company will host an investor conference call to discuss first quarter results on Thursday, June 25, 2020, at 10:30 a.m. EDT. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. Participants should access the webcast prior to the start of the call to register for the event and install and test any necessary software. Accompanying presentation slides will be available at the link above 30 minutes prior to the call, and the webcast and presentation will be archived on the company's website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through July 2, 2020. To access the telephone replay dial 1-877-344-7529 in the US, 855-669-9658 in Canada, and 1-412-317-0088 outside the US and Canada, and enter access code 10144467.

Regulation G

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our fiscal 2020 Planning Assumptions, which the company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller

Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2019 net revenue of $2.9 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the consequences of the COVID-19 outbreak and other pandemics; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained in our debt agreements that limit the discretion of management in operating the business or ability to pay dividends; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies, cost savings and operating efficiencies from the Royal transaction or the business realignment within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or more costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Many of the foregoing risks and uncertainties are, and will be, exacerbated by COVID-19 and any worsening of the global business and economic environment as a result.

Further information about the various risks and uncertainties can be found in the company’s SEC 10-K filing for the fiscal year ended November 30, 2019. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of		Three Months Ended	Percent of
	May 30, 2020	Net Revenue		June 1, 2019	Net Revenue
Net revenue	$674,602	100.0%		$759,583	100.0%
Cost of sales	(489,701)	(72.6%	)	(541,124)	(71.2%	)
Gross profit	184,901	27.4%		218,459	28.8%

Selling, general and administrative expenses	(127,998)	(19.0%	)	(146,079)	(19.2%	)

Other income, net	3,049	0.5%		2,986	0.4%
Interest expense	(21,644)	(3.2%	)	(26,940)	(3.5%	)
Interest income	2,898	0.4%		3,023	0.4%
Income before income taxes and income from equity method investments	41,206	6.1%		51,449	6.8%

Income taxes	(11,471)	(1.7%	)	(16,441)	(2.2%	)

Income from equity method investments	1,893	0.3%		1,633	0.2%

Net income including non-controlling interests	31,628	4.7%		36,641	4.8%

Net (loss) income attributable to non-controlling interests	(15)	(0.0%	)	-	0.0%

Net income attributable to H.B. Fuller	$31,613	4.7%		$36,641	4.8%

Basic income per common share attributable to H.B. Fuller	$0.61			$0.72
Diluted income per common share attributable to H.B. Fuller	$0.61			$0.70

Weighted-average common shares outstanding:
Basic	51,420			50,902
Diluted	52,029			52,105

Dividends declared per common share	$0.1625			$0.160

Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)

	May 30, 2020	November 30, 2019	June 1, 2019
Cash & cash equivalents	$70,346	$112,191	$100,246
Trade accounts receivable, net	448,126	493,181	499,406
Inventories	388,698	337,267	382,612
Trade payables	319,616	298,869	299,935
Total assets	3,979,060	3,985,734	4,149,864
Total debt	1,928,055	1,979,116	2,193,760

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Six Months Ended	Percent of		Six Months Ended	Percent of
	May 30, 2020	Net Revenue		June 1, 2019	Net Revenue
Net revenue	$1,321,166	100.0%		$1,432,518	100.0%
Cost of sales	(966,003)	(73.1%	)	(1,034,134)	(72.2%	)
Gross profit	355,163	26.9%		398,384	27.8%

Selling, general and administrative expenses	(269,507)	(20.4%	)	(291,792)	(20.4%	)

Other income, net	8,018	0.6%		6,351	0.4%
Interest expense	(44,401)	(3.4%	)	(53,747)	(3.8%	)
Interest income	5,816	0.4%		6,076	0.4%
Income before income taxes and income from equity method investments	55,089	4.2%		65,272	4.6%

Income taxes	(17,082)	(1.3%	)	(19,581)	(1.4%	)

Income from equity method investments	3,527	0.3%		3,198	0.2%

Net income including non-controlling interests	41,534	3.1%		48,889	3.4%

Net loss attributable to non-controlling interests	(26)	(0.0%	)	(4)	(0.0%	)

Net income attributable to H.B. Fuller	$41,508	3.1%		$48,885	3.4%

Basic income per common share attributable to H.B. Fuller [a]	$0.80			$0.96
Diluted income per common share attributable to H.B. Fuller [a]	$0.79			$0.94

Weighted-average common shares outstanding:
Basic	51,874			50,827
Diluted	52,305			52,003

Dividends declared per common share	$0.3225			$0.315

[a]Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019

Net income attributable to H.B. Fuller	$31,613	$36,641	$41,508	$48,885

Adjustments:
Acquisition related activity	(1,266)	539	(998)	623
Organizational realignment	1,550	1,444	5,154	1,794
Royal restructuring and integration	1,910	4,761	5,660	9,126
Tax reform	-	-	(44)	55
Project ONE	855	1,236	2,582	2,049
Other	484	1,015	(926)	623
Adjusted net income attributable to H.B. Fuller[1]	35,146	45,636	52,936	63,155

Add:
Interest expense	21,670	26,940	44,431	53,747
Interest income	(2,898)	(3,023)	(5,816)	(6,076)
Income taxes	12,692	16,371	18,284	22,421
Depreciation and amortization expenseA	34,009	35,268	68,561	70,796
Adjusted EBITDA[1]	100,619	121,192	178,396	204,043

Diluted Shares	52,029	52,105	52,305	52,003
Adjusted diluted income per common share attributable to H.B. Fuller[1]	$0.68	$0.88	$1.01	$1.21
Revenue	$674,602	$759,583	$1,321,166	$1,432,518
Adjusted EBITDA margin[1]	14.9%	16.0%	13.5%	14.2%

_______________

[1] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

A Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in Adjusted net income attributable to H.B. Fuller totaling ($63) and ($436) for the three months ended May 30, 2020 and June 1, 2019, respectively and ($96) and ($962) for the six months ended May 30, 2020 and June 1, 2019, respectively

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019
Net Revenue:
Hygiene, Health and Consumable Adhesives	$344,673	$337,892	$657,185	$657,746
Engineering Adhesives	236,063	303,922	484,958	568,294
Construction Adhesives	93,866	111,791	179,023	194,581
Corporate Unallocated	-	5,978	-	11,897
Total H.B. Fuller	$674,602	$759,583	$1,321,166	$1,432,518

Segment Operating Income:
Hygiene, Health and Consumable Adhesives	$35,009	$32,048	$57,673	$52,938
Engineering Adhesives	20,149	39,313	35,514	61,299
Construction Adhesives	6,527	8,252	5,152	6,596
Corporate Unallocated	(4,782)	(7,233)	(12,683)	(14,241)
Total H.B. Fuller	$56,903	$72,380	$85,656	$106,592

Adjusted EBITDA[1]
Hygiene, Health and Consumable Adhesives	$48,321	$44,845	$84,217	$78,554
Engineering Adhesives	35,172	54,795	66,087	92,369
Construction Adhesives	16,626	18,272	25,499	26,699
Corporate Unallocated	500	3,280	2,593	6,421
Total H.B. Fuller	$100,619	$121,192	$178,396	$204,043

Adjusted EBITDA Margin[1]
Hygiene, Health and Consumable Adhesives	14.0%	13.3%	12.8%	11.9%
Engineering Adhesives	14.9%	18.0%	13.6%	16.3%
Construction Adhesives	17.7%	16.3%	14.2%	13.7%
Corporate Unallocated	NMP	NMP	NMP	NMP
Total H.B. Fuller	14.9%	16.0%	13.5%	14.2%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019

Income before income taxes and income from equity method investments	$41,206	$51,449	$55,089	$65,272

Adjustments:
Acquisition related activity	(1,725)	655	(1,512)	769
Organizational realignment	2,113	1,755	4,978	2,230
Royal restructuring and integration	2,603	4,625	5,589	10,543
Tax reform	-	-	(35)	75
Project ONE	1,165	1,503	2,540	2,604
Other	598	387	1,071	889
Adjusted income before income taxes and income from equity method investments[2]	$45,960	$60,374	$67,720	$82,382

_______________

[2] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019

Income taxes	$(11,471)	$(16,441)	$(17,082)	$(19,581)

Adjustments:
Acquisition related activity	459	(116)	514	(146)
Organizational realignment	(562)	(311)	177	(436)
Royal restructuring and integration	(693)	136	71	(1,417)
Tax reform	-	-	(9)	(20)
Project ONE	(310)	(267)	42	(555)
Other	(115)	628	(1,997)	(266)
Adjusted income taxes[3]	$(12,692)	$(16,371)	$(18,284)	$(22,421)

Adjusted income before income taxes and income from equity method investments	$45,960	$60,374	$67,720	$82,382
Adjusted effective income tax rate[3]	27.6%	27.1%	27.0%	27.2%

_______________

[3] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019

Net revenue	674,602	759,583	1,321,166	1,432,518

Gross profit	$184,901	$218,459	$355,163	$398,384
Gross profit margin	27.4%	28.8%	26.9%	27.8%

Adjustments:
Organizational realignment	70	195	151	242
Royal restructuring and integration	697	1,091	1,598	2,509
Other	981	-	991	(3)
Adjusted gross profit[4]	$186,649	$219,745	$357,903	$401,132
Adjusted gross profit margin[4]	27.7%	28.9%	27.1%	28.0%

_______________

[4] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020	June 1, 2019	May 30, 2020	June 1, 2019

Selling, general and administrative expenses	$(127,998)	$(146,079)	$(269,507)	$(291,792)

Adjustments:
Acquisition related activity	(1,725)	655	(1,512)	769
Organizational realignment	2,042	1,187	4,826	1,614
Royal restructuring and integration	1,932	3,511	4,043	8,010
Tax reform	-	-	(35)	75
Project ONE	1,166	1,503	2,541	2,604
Other	(382)	387	80	893
Adjusted selling, general and administrative expenses[5]	$(124,965)	$(138,836)	$(259,564)	$(277,827)

_______________

[5] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Construction Adhesives	Total	Corporate Unallocated	H.B. Fuller Consolidated
Three Months Ended May 30, 2020
Net income attributable to H.B. Fuller	$36,804	$21,598	$7,708	$66,110	$(34,497)	$31,613
Adjustments:
Acquisition related activity	-	-	-	-	(1,266)	(1,266)
Organizational realignment	-	-	-	-	1,550	1,550
Royal restructuring and integration	-	-	-	-	1,910	1,910
Project ONE	-	-	-	-	855	855
Other	-	-	-	-	484	484
Adjusted net income attributable to H.B. Fuller[1]	36,804	21,598	7,708	66,110	(30,964)	35,146
Add:
Interest expense	-	-	-	-	21,670	21,670
Interest income	-	-	-	-	(2,898)	(2,898)
Income taxes	-	-	-	-	12,692	12,692
Depreciation and amortization expense	11,517	13,574	8,918	34,009	-	34,009
Adjusted EBITDA[1]	$48,321	$35,172	$16,626	$100,119	$500	$100,619
Revenue	344,673	236,063	93,866	674,602	-	674,602
Adjusted EBITDA Margin[1]	14.0%	14.9%	17.7%	14.8%	NMP	14.9%

	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Construction Adhesives	Total	Corporate Unallocated	H.B. Fuller Consolidated
Six Months Ended May 30, 2020
Net income attributable to H.B. Fuller	$61,291	$38,433	$7,518	$107,242	$(65,734)	$41,508
Adjustments:
Acquisition related activity	-	-	-	-	(998)	(998)
Organizational realignment	-	-	-	-	5,154	5,154
Royal restructuring and integration	-	-	-	-	5,660	5,660
Tax reform	-	-	-	-	(44)	(44)
Project ONE	-	-	-	-	2,582	2,582
Other	-	-	-	-	(926)	(926)
Adjusted net income attributable to H.B. Fuller[1]	61,291	38,433	7,518	107,242	(54,306)	52,936
Add:
Interest expense	-	-	-	-	44,431	44,431
Interest income	-	-	-	-	(5,816)	(5,816)
Income taxes	-	-	-	-	18,284	18,284
Depreciation and amortization expense	22,926	27,654	17,981	68,561	-	68,561
Adjusted EBITDA[1]	$84,217	$66,087	$25,499	$175,803	$2,593	$178,396
Revenue	657,185	484,958	179,023	1,321,166	-	1,321,166
Adjusted EBITDA Margin[1]	12.8%	13.6%	14.2%	13.3%	NMP	13.5%

_______________

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP: non-material percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Construction Adhesives	Total	Corporate Unallocated	H.B. Fuller Consolidated
Three Months Ended June 1, 2019
Net income attributable to H.B. Fuller	$33,397	$40,397	$9,236	$83,030	$(46,389)	$36,641
Adjustments:
Acquisition related activity	-	-	-	-	539	539
Organizational realignment	-	-	-	-	1,444	1,444
Royal Restructuring	-	-	-	-	4,761	4,761
Project ONE	-	-	-	-	1,236	1,236
Other	-	-	-	-	1,015	1,015
Adjusted net income attributable to H.B. Fuller[1]	33,397	40,397	9,236	83,030	(37,394)	45,636
Add:
Interest expense	-	-	-	-	26,940	26,940
Interest income	-	-	-	-	(3,023)	(3,023)
Income taxes	-	-	-	-	16,371	16,371
Depreciation and amortization expense	11,448	14,398	9,036	34,882	386	35,268
Adjusted EBITDA[1]	$44,845	$54,795	$18,272	$117,912	$3,280	$121,192
Revenue	337,892	303,922	111,791	753,605	5,978	759,583
Adjusted EBITDA Margin[1]	13.3%	18.0%	16.3%	15.6%	NMP	16.0%

	Hygiene, Health and Consumable Adhesives	Engineering Adhesives	Construction Adhesives	Total	Corporate Unallocated	H.B. Fuller Consolidated
Six Months Ended June 1, 2019
Net income attributable to H.B. Fuller	$55,633	$63,462	$8,567	$127,662	$(78,777)	$48,885
Adjustments:
Acquisition related activity	-	-	-	-	623	623
Organizational realignment	-	-	-	-	1,794	1,794
Royal Restructuring	-	-	-	-	9,126	9,126
Tax Reform	-	-	-	-	55	55
Project ONE	-	-	-	-	2,049	2,049
Other	-	-	-	-	623	623
Adjusted net income attributable toH.B. Fuller[1]	55,633	63,462	8,567	127,662	(64,507)	63,155
Add:
Interest expense	-	-	-	-	53,747	53,747
Interest income	-	-	-	-	(6,076)	(6,076)
Income taxes	-	-	-	-	22,421	22,421
Depreciation and amortization expense	22,921	28,907	18,132	69,960	836	70,796
Adjusted EBITDA[1]	$78,554	$92,369	$26,699	$197,622	$6,421	$204,043
Revenue	657,746	568,294	194,581	1,420,621	11,897	1,432,518
Adjusted EBITDA Margin[1]	11.9%	16.3%	13.7%	13.9%	NMP	14.2%

_______________

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP: non-material percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

	Three Months Ended		Six Months Ended
	May 30, 2020
	Total		Total
Price	(0.5%	)	(0.8%	)
Volume	(6.8%	)	(3.7%	)
Organic Growth (Decline)	(7.3%	)	(4.5%	)
M&A	(0.8%	)	(0.8%	)
F/X	(3.1%	)	(2.5%	)
Total H.B. Fuller net revenue	(11.2%	)	(7.8%	)

	Three Months Ended								Six Months Ended
	May 30, 2020								May 30, 2020
	Net Revenue		F/X		M&A		Organic Growth (Decline)		Net Revenue		F/X		M&A		Organic Growth (Decline)

Hygiene, Health and Consumable Adhesives	2.0%		(4.8%	)	0.0%		6.8%		(0.1%	)	(3.6%	)	0.0%		3.5%
Engineering Adhesives	(22.3%	)	(2.3%	)	0.0%		(20.0%	)	(14.7%	)	(1.9%	)	0.0%		(12.8%	)
Construction Adhesives	(16.0%	)	(0.7%	)	0.0%		(15.3%	)	(8.0%	)	(0.6%	)	0.0%		(7.4%	)
Unallocated Corporate	NMP		0.0%		NMP		0.0%		NMP		0.0%		NMP		0.0%
Total H.B. Fuller	(11.2%	)	(3.1%	)	(0.8%	)	(7.3%	)	(7.8%	)	(2.5%	)	(0.8%	)	(4.5%	)

NMP: non-material percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
In thousands (unaudited)

	May 30,	November 30,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$70,346	$112,191
Trade receivables (net of allowances of $13,443 and $10,682, as of May 30, 2020 and November 30, 2019, respectively)	448,126	493,181
Inventories	388,698	337,267
Other current assets	100,702	90,723
Total current assets	1,007,872	1,033,362

Property, plant and equipment	1,340,692	1,304,231
Accumulated depreciation	(704,997)	(674,418)
Property, plant and equipment, net	635,695	629,813

Goodwill	1,273,374	1,281,808
Other intangibles, net	775,332	799,399
Other assets	286,787	241,352
Total assets	$3,979,060	$3,985,734

Liabilities, non-controlling interest and total equity
Current liabilities:
Notes payable	$19,715	$15,732
Current maturities of long-term debt	-	65,000
Trade payables	319,616	298,869
Accrued compensation	56,599	78,582
Income taxes payable	20,382	23,229
Other accrued expenses	75,450	60,745
Total current liabilities	491,762	542,157

Long-term debt, excluding current maturities	1,908,340	1,898,384
Accrued pension liabilities	81,019	80,214
Other liabilities	279,094	242,190
Total liabilities	2,760,215	2,762,945

Commitments and contingencies (Note 15)

Equity:
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 51,550,524 and 51,241,190, as of May 30, 2020 and November 30, 2019, respectively	51,551	51,241
Additional paid-in capital	138,175	130,295
Retained earnings	1,409,158	1,384,411
Accumulated other comprehensive loss	(380,510)	(343,600)
Total H.B. Fuller stockholders' equity	1,218,374	1,222,347
Non-controlling interest	471	442
Total equity	1,218,845	1,222,789
Total liabilities, non-controlling interest and total equity	$3,979,060	$3,985,734

H.B. FULLER COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
In thousands (unaudited)

	Six Months Ended
	May 30, 2020	June 1, 2019
Cash flows from operating activities:
Net income including non-controlling interest	$41,534	$48,889
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	33,198	33,568
Amortization	35,458	38,190
Deferred income taxes	(10,412)	(21,871)
Income from equity method investments, net of dividends received	(3,527)	(3,198)
(Gain) loss on sale of assets	(24)	377
Share-based compensation	9,236	14,172
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	33,867	(23,692)
Inventories	(59,232)	(22,798)
Other assets	(13,070)	(21,396)
Trade payables	42,182	25,943
Accrued compensation	(21,587)	(17,778)
Other accrued expenses	8,981	12,734
Income taxes payable	(2,728)	13,794
Accrued / prepaid pensions	(2,993)	(5,933)
Other liabilities	24,705	(1,465)
Other	(7,175)	7,790
Net cash provided by operating activities	108,413	77,326

Cash flows from investing activities:
Purchased property, plant and equipment	(54,533)	(32,192)
Purchased businesses, net of cash acquired	(9,500)	(7,914)
Purchase of assets	(3,998)	-
Purchased business remaining equity	-	(9,870)
Proceeds from sale of property, plant and equipment	1,416	45
Cash received from government grant	-	9,045
Cash payments related to government grant	(2,331)	(1,120)
Net cash used in investing activities	(68,946)	(42,006)

Cash flows from financing activities:
Repayment of long-term debt	(67,000)	(70,000)
Net payment of notes payable	6,994	4,053
Dividends paid	(16,577)	(16,028)
Contingent consideration payment	-	(3,610)
Proceeds from stock options exercised	1,557	1,837
Repurchases of common stock	(3,246)	(2,807)
Net cash used in financing activities	(78,272)	(86,555)

Effect of exchange rate changes on cash and cash equivalents	(3,040)	688

Net change in cash and cash equivalents	(41,845)	(50,547)
Cash and cash equivalents at beginning of period	112,191	150,793
Cash and cash equivalents at end of period	$70,346	$100,246